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                                                                   EXHIBIT 10.20

                              CONSULTING AGREEMENT

          This Consulting Agreement (the "Agreement") is entered into by and between Infonet Services Corporation, a Delaware corporation (the "Company"), and Ernest U. Gambaro, an individual (the "Consultant").

                                  WITNESSETH:

          WHEREAS, the Consultant is currently a Senior Vice President of the Company and has, since the Company's inception served as an officer of the Company and its General Counsel and Secretary; and

          WHEREAS, the Consultant will retire from his employment by the Company on October 31, 2000; and

          WHEREAS the Company desires to retain the Consultant's experience, abilities, and knowledge, and is therefore willing to engage his services as an independent contractor on the terms and conditions set forth below; and

          WHEREAS the Consultant desires to consult with the Company and is willing to do so on the terms and conditions set forth below;

          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises and covenants set forth below and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Consultant do hereby agree as follows:

                                  ARTICLE I.

                             SERVICES OF CONSULTANT
                             ----------------------

          The Consultant agrees to perform services for the Company as set forth in the Attachment A hereto as it may be amended from time to time by the Company to delete, but not to add, services or by mutual agreement to add services. The Consultant will determine the method, details, and means of performing the services.

                                  ARTICLE II.

                                  REMUNERATION
                                  ------------

          The Company agrees to pay the Consultant a monthly retainer of $1,000.00, beginning on November 1, 2000 and thereafter, on the first day of each month during the Term (as defined in Article III) regardless of whether the Company has requested that the Consultant perform any services prior to the date of any payment. Except as set forth in Section 4.1 of this Agreement, the Consultant shall be entitled to receive and to be eligible to participate in all benefits and programs made available by the Company, or any successor entity, to its executives (other than the Infonet Deferred Income Plan, for which only employees are eligible), on the same or better terms as it makes them available to its executives and, in particular, its officers,
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during the Term. Specifically, during the Term, Company shall provide Consultant with health and medical coverage in a preferred provider or more comprehensive plan. Company shall do so regardless of the type of health and medical plan that it provides to its executive and managerial employees.

          In addition, the Company will continue to pay during the Term: (i) for the leasing, maintenance and insuring of the automobile currently utilized by Consultant, which, if replaced, will be in accordance with the leasing or purchase programs for the Company's officers, and (ii) the continued use of cellular, or comparable, domestic and international mobile wireless telephone facilities, computers and other electronic machinery to facilitate the performance of the services described above in Article I. During the Term, the Consultant will be eligible to participate in the Company's 2000 Omnibus Stock Plan and any subsequent similar plan, on the terms and conditions set out in each such plan for officers of the Company. The Company agrees to reimburse the Consultant for his reasonable expenses incurred in performing the services described above in Article I upon presentation of supporting documentation as reasonably requested by the Company.

          The Company and the Consultant shall agree on the amount of payments in excess of the retainer amount to be made to the Consultant to complete projects which Consultant reasonably deems time-intensive or complex. Unless it first agrees in writing, however, the Company will owe no additional remuneration in excess of the remuneration described in the first paragraph of this Article II.

                                 ARTICLE III.

                               TERM OF AGREEMENT
                               -----------------

Section 3.1    Term and Expiration of Agreement
-----------    --------------------------------

          The term of this Agreement ("Term") shall be effective commencing on November 1, 2000 and shall continue in effect for an initial period of 36 months ("Initial Term") and shall thereafter be extended without further action of the parties for additional periods of 12 months ("Extended Term") unless either party gives notice to the other not later than 180 days prior to the last day of such Initial Term or any Extended Term of its or his election not to extend the Agreement.

Section 3.2    Death
-----------    -----

          The Company may terminate this Agreement without any further obligation to the Consultant on the death of the Consultant.

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                                  ARTICLE IV.

                          RELATIONSHIP OF THE PARTIES
                          ---------------------------

Section 4.1    The Consultant Is An Independent Contractor
-----------    -------------------------------------------

          The Consultant enters into this Agreement as, and shall continue to be, an independent contractor. Under no circumstances shall the Consultant look to the Company as his employer, or as a partner, agent, or principal. The Consultant shall not be entitled to any worker's compensation benefits, participation in the Company's qualified pension plan, vacation or sick pay programs.

Section 4.2    The Consultant Pays His Own Taxes
-----------    ---------------------------------

          The Consultant shall pay, when and as due, any and all taxes incurred as a result of the Consultant's compensation, including estimated taxes, and shall provide the Company with proof of payment on demand. The Consultant indemnities the Company for any claims, losses, costs, fees, liabilities, damages or injuries suffered by the Company arising out of the Consultant's breach of this section.

Section 4.3    The Consultant Controls His Own Work
-----------    ------------------------------------

          The Consultant agrees to devote sufficient time to the performance of the services described above in Article I to complete the tasks asked of him by the Company. The Consultant shall be solely responsible for the professional performance of the services described above in Article I and shall receive no direction or control from the Company. The Consultant shall have sole discretion and control of his services and the manner in which performed. The services performed by the Consultant hereunder shall be performed at his residence, unless the Consultant, in the reasonable exercise of his sole discretion, deems the services could be better performed elsewhere.

Section 4.4    Company Indemnifies Consultant
-----------    ------------------------------

          The Company shall indemnify Consultant to the fullest extent authorized by the Delaware General Corporation Law as set forth in the Company's bylaws as they exist as of November 1, 2000 (including, without limitation, in connection with Consultant's actions taken in connection with the Company's Deferred Income Plan). The applicable provisions of those bylaws (Section III(13)) are attached to this Agreement as Attachment B.

                                  ARTICLE V.

                    CONFIDENTIAL INFORMATION/NONCOMPETITION
                    ---------------------------------------

Section 5.1    Confidential Business Information
-----------    ---------------------------------

          The Consultant agrees that he shall hold in strictest confidence and not disclose, directly or indirectly, to any person, firm or corporation, without the express prior written consent of the Company, any trade secrets or any confidential business information of the

                                       3
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Company including, but not limited to, corporate planning, production, distribution or marketing processes; manufacturing techniques; customer lists or customer leads; marketing information or procedures; development work; work in process; financial statements or notes, schedules or supporting financial data; or any other secret or confidential matter relating to the products, sales or business of the Company (the "Proprietary Information"). Proprietary Information also includes, but is not limited to, specific customer requirements, customer and potential customer lists, including information concerning the Company's employees, agents or divisions, and pricing information. The obligations concerning Proprietary Information extend to information belonging to customers and suppliers of the Company about whom the Consultant may have gained knowledge as a result of performing the services described above in Article I.

Section 5.2    Return of Information
-----------    ---------------------

          The Proprietary Information is the property of the Company. The Consultant agrees that, no later than five (5) days after the termination of this Agreement, he will deliver to the Company, and will not keep in his possession or deliver to anyone else, any and all Proprietary Information or any other material containing or disclosing any of the matters referred to above in
Section 5.1.

Section 5.3    Noncompetition
-----------    --------------

          Consultant agrees that during the Term he shall not become employed by or consult with any company (other than the Company) of comparable size to the Company which competes with the Company and provides a similar suite of services to multinational corporations.

                                  ARTICLE VI.

                       OWNERSHIP OF INTELLECTUAL PROPERTY
                       ----------------------------------

          The Consultant agrees that all designs, plans, reports, specifications, drawings, schematics, prototypes, models, inventions, processes, procedures, policies, and all other information and items made during the course of this Agreements and arising from the services described above in Article I (the "New Developments") shall be and are assigned to the Company as its sole and exclusive property. On the Company's request, the Consultant agrees to assist the Company, at the Company's expense to obtain patents or copyrights for such New Developments, including the disclosure of all pertinent information and data, the execution of all applications, specifications, oaths, and assigns, and all other instruments and papers which the Company shall deem necessary to apply for and to assign or convey to the Company, its successors and assigns or nominees, the sole and exclusive right, title and interest in such New Developments.

          The Consultant warrants that he has the right to assign New Developments to the Company free of any proprietary rights of any other party or any other encumbrance whatever.

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                                 ARTICLE VII.

                                 MISCELLANEOUS
                                 -------------

Section 7.1    Action to Challenge or Enforce Agreement
-----------    ----------------------------------------

          Should either (i) the Company, its successors or assigns, or any person acting on behalf of the Company seek to challenge this Agreement or any of its terms in any action or legal proceeding or (ii) the Consultant seek to enforce this Agreement or any of its terms in any action or legal proceeding, the Company shall reimburse the Consultant for all costs and attorneys' fees incurred in connection with. any such action or proceeding.

Section 7.2    Notice
-----------    ------

          Notices and all communications provided for in this Agreement shall be in writing and shall be deemed to have been received when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth at the end of this Agreement, provided that all notices to the Company shall be directed to the attention of the President with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

Section 7.3    No Waiver
-----------    ---------

          No provision of this Agreement may be modified, waived or discharged unless in writing and signed by the Consultant and such officer of the Company as may be specifically designated or authorized by the Board of Directors or by a Committee of the Board of Directors. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

Section 7.4    Entire Agreement
-----------    ----------------

          This Agreement represents the sole and Entire Agreement among the parties and supersedes all prior agreements, negotiations, and discussions between the parties hereto and/or their representatives. Any amendment to this Agreement must be in writing specifically referring to this Agreement and signed by duly authorized representatives of all of the parties hereto.

Section 7.5    Controlling Law
-----------    ---------------

          The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

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Section 7.6    Invalid Provision
-----------    -----------------

          The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

Section 7.7    No Attack on Agreement
-----------    ----------------------

          This Agreement shall not be subject to attack on the ground that any or all of the legal theories or factual assumptions used for negotiating purposes are for any reason inaccurate or inappropriate. The parties agree that the language of this Agreement shall not be construed for or against any particular party.

Section 7.8    Confidentiality
-----------    ---------------

          The Consultant and the Company agree to keep confidential and not disclose any of the terms of this Agreement to any person (including, but not limited to, any current or former employees of the Company) other than their respective attorneys, auditors and/or tax advisors unless required to do so by law.

Section 7.9    Counterparts
-----------    ------------

          This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, and all such counterparts together shall constitute but one and the same instrument

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

INFONET SERVICES CORPORATION,                  ERNEST U. GAMBARO
a Delaware corporation

By:  /s/ JOSE A. COLLAZO                       /s/ ERNEST U. GAMBARO
   -----------------------------               -------------------------------
   Jose A. Collazo, President

Date:  9/27/00                                 Date:  10/27/00
     ---------------------------                    ---------------------------

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